UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2023

CSLM Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41219	98-1602789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

(954) 315-9381

(Registrant’s telephone number, including area code)

Consilium Acquisition Corp I Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	CSLMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CSLM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSLMW	The Nasdaq Stock Market LLC
Rights to acquire one-tenth of one Class A ordinary share	CSLMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2023, CSLM Acquisition Corp. (the “Company”) received a waiver letter (the “Waiver”) from BTIG, LLC, the Company’s underwriter in its initial public offering (“BTIG”), whereby BTIG agreed to permanently waive (i) the Deferred Underwriting Fee, as defined in paragraph 2 of the engagement letter, dated April 22, 2021, and ii) any Deferred Underwriting Commissions (the “Deferred Discount”) payable pursuant to the Underwriting Agreement, dated January 12, 2022. Pursuant to the Waiver, BTIG resigned from every capacity, role or involvement in which BTIG may otherwise be described in any registration statement as acting or agreeing to act in the future with respect to any business combination of CLSM and/or its Sponsor. The Company has agreed to register shares received by BTIG from Consilium Acquisition Sponsor I, LLC, the Company’s Sponsor, upon the closing of its initial business combination. In the event that such shares are not registered, the Deferred Discount shall be reinstated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSLM Acquisition Corp.

Dated: November 28, 2023	By:	/s/ Charles Cassel
Name: Charles Cassel
Title: Chief Executive Officer